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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                HEALTHSTAR CORP.

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            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
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         The undersigned, being a duly authorized officer of HEALTHSTAR CORP.
(the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: That the Certificate of Incorporation of the Corporation is amended as follows by striking out Article I thereof as it now exists and inserting in lieu and instead thereof a new Article I reading as follows:

         "I. The name of the corporation is: BLUESTONE HOLDING CORP."

         SECOND: That the Certificate of Incorporation of the Corporation is further amended as follows by striking out Paragraph A of Article IV thereof as it now exists and inserting in lieu and instead thereof a new Paragraph A of
Article IV reading as follows:

         "A. CLASSES OF STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred one million (101,000,000), of which one hundred million (100,000,000) shares shall be classified as common stock, having a par value of $.001 per share, and one million (1,000,000) shares shall be classified as preferred stock, having a par value of $.001 per share."

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         THIRD: That the Certificate of Incorporation of the Corporation is
further amended by deleting Article XII in its entirety.

         FOURTH: That the Certificate of Incorporation of the Corporation is further amended by renumbering Article XIII as Article XII.

         FIFTH: That such amendments have been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this Certificate this 5th day of September, 2001
                                                HEALTHSTAR CORP.


                                                By: /s/ Zirk Engelbrecht
                                                   ---------------------------
                                                   Name:  Zirk Engelbrecht
                                                   Title: President